UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CHAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Forbearance Agreement from Lenders under Credit Agreement. As previously reported, on July 15, 2020, Chaparral Energy, Inc. (the “Company”), certain lenders party thereto (the “Lenders”), Royal Bank of Canada, as Administrative Agent and Issuing Bank (the “Agent”), and the other parties thereto, entered into a Limited Forbearance Agreement under the Company’s Tenth Restated Credit Agreement, dated as of December 21, 2017 (as amended, modified or supplemented, the “Credit Agreement”). As also previously reported, effective as of July 24, 2020, the Company, the Lenders, the Agent, and the other parties thereto entered into the First Amendment to Limited Forbearance Agreement (the “First Amendment” and such Limited Forbearance Agreement, as amended, the “Lender Forbearance Agreement”).

On July 29, 2020, the Company, the Agent and certain Lenders entered into the Second Amendment to Limited Forbearance Agreement (the “Second Amendment”).

Pursuant to the Lender Forbearance Agreement, the Lenders agreed, during the forbearance period, to forbear from exercising any remedies under the Credit Agreement for any default or event of default resulting from any failure by the Company or any of its subsidiaries to make all or any part of the required interest payment due on July 15, 2020 with respect to the Company’s 8.75% senior notes due 2023 (the “Notes”).

The forbearance period under the Lender Forbearance Agreement began on July 15, 2020 and was scheduled to expire at 5:00 p.m. (Central Time) on July 29, 2020, unless terminated earlier in accordance with the terms thereof. The Second Amendment extended the scheduled termination date to 5:00 p.m. (Central Time) on August 9, 2020, unless terminated earlier in accordance with the terms of the Forbearance Agreement. However, the Second Amendment permits the Agent and the Company, by mutual agreement in their sole discretion, to extend the scheduled termination date to any date up to and including August 14, 2020.

The First Amendment replaced the original early termination milestones with the requirement that on July 31, 2020, at or prior to 3:00 p.m. (Eastern Time), the Company must (i) unwind all of its hedges and (ii) use all or a portion of the hedge unwind proceeds to repay a portion of the borrowings under the Credit Agreement, together with accrued interest and any applicable break funding payments under the Credit Agreement. As of July 31, 2020, this milestone had been satisfied with the unwinding of all of the Company’s hedges and use of a portion of the proceeds to repay borrowings under the Credit Agreement as contemplated by the milestone.

The Second Amended also added an additional early termination milestone relating to the forbearance or waiver by holders of the Notes with respect to any event of default under the indenture for the Notes (as amended, supplemented or otherwise modified from time to time, the “Indenture”) arising from the Company’s failure to pay the $12.5 million (plus accrued interest) borrowing base deficiency payment under the Credit Agreement on or before August 3, 2020 (the “August Deficiency Payment”). On July 30, 2020, this milestone was satisfied by the execution by the Company and the Initial Consenting Noteholders of the Noteholder Forbearance Agreement (as defined below).

Forbearance and Waiver Agreement with Certain Noteholders. Effective as of July 30, 2020, the Company and the holders of at least 75% of the principal amount of outstanding Notes (the “Initial Consenting Noteholders”) entered into a Forbearance and Waiver Agreement (the “Noteholder Forbearance Agreement”). Pursuant to the Noteholder Forbearance Agreement, the Initial Consenting Noteholders agreed, during the forbearance period, to forbear from exercising certain remedies under the Indenture (including acceleration) for any default or event of default resulting from any failure by the Company to pay the August Deficiency Payment under the Credit Agreement on or before August 3, 2020. In addition, under the Noteholder Forbearance Agreement, subject to the occurrence of such an event of default, the Initial Consenting Noteholders have waived any such event of default and the consequences thereof under the Indenture. That waiver is effective solely for the period commencing at 12:01 a.m. (New York City time) on August 4, 2020 until the end of the Forbearance Period.

Under the terms of the Indenture, if an event of default under the Indenture were to occur relating to the August Deficiency Payment, the principal, of, premium, if any, and accrued and unpaid interest, if any, on all the Notes shall be subject to acceleration as follows. The trustee under the Indenture (the “Trustee”) may accelerate such amounts by notice to the Company. In addition, upon receipt of a notice to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the outstanding Notes, the Trustee is required to accelerate such amounts. However, the holders of at least a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, if any, or interest, if any, on the Notes) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default under the Indenture, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

The forbearance period under the Noteholder Forbearance Agreement began on July 30, 2020 and is scheduled to expire at 11:59 p.m. (New York City time) on August 14, 2020. As of the date of this Current Report on Form 8-K, the Company has elected not to make the approximately $13.1 million interest payment with respect to the Notes. Under the indenture governing the Notes, the Company has a 30-day grace period to make the Interest Payments before that non-payment constitutes an event of default with respect to the Notes. The 30-day grace period expires on August 14, 2020.

The Noteholder Forbearance Agreement does not provide for any forbearance or waiver by the Noteholders with respect to the event of default other than with respect to the August Deficiency Payment, including with respect to any event of default that would occur under the Indenture if such interest payment is not made prior to the end of the grace period. The Company is engaged in discussions with its lenders and noteholders regarding the terms of a potential comprehensive restructuring of its indebtedness.

Incorporation by Reference. The foregoing descriptions of the Lender Forbearance Agreement, the First Amendment, the Second Amendment and Noteholder Forbearance Agreement are summaries only, do not purport to be complete, and are qualified in their entirety by reference to:

•	the complete text of the Lender Forbearance Agreement, which was filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 15, 2020;

•	the complete text of the First Amendment, which was filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 27, 2020;

•	the complete text of the Second Amendment, which is filed as Exhibit 99.1 to this Current Report, each of which is incorporated by reference herein; and

•	the complete text of the Noteholder Forbearance Agreement, which is filed as Exhibit 99.2 to this Current Report;

each of which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Second Amendment to Forbearance Agreement dated as of July 29, 2020, by and among the Chaparral Energy, Inc., the subsidiary guarantors party thereto, certain Lenders identified therein, and Royal Bank of Canada, as Administrative Agent and Issuing Bank.

99.2	Forbearance and Waiver Agreement dated as of July 30, 2020, by and among Chaparral Energy, Inc., the subsidiary guarantors party thereto, and certain noteholders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Dated: July 30, 2020	By:	/s/ Justin Byrne
	Name: Title:	Justin Byrne Vice President and General Counsel